UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2015
WAVE SYSTEMS CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24752	13-3477246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
480 Pleasant Street, Lee, Massachusetts 01238
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (413) 243-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 16, 2015, Wave Systems Corp. (the “Company”) received written notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, because the Company did not maintain a minimum closing bid price of $1.00, as required by NASDAQ Listing Rule 5550(a)(2), as of July 14, 2015, the Company’s common shares would be subject to delisting from NASDAQ effective July 27, 2015, unless the Company timely requests a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”). As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2015 regarding its receipt of written notice from NASDAQ notifying the Company that, because the Company’s bid price had closed below the $1.00 threshold for the preceding 30 business days and, in accordance with the Listing Rules, the Company had been provided a grace period of 180 calendar days, or until July 14, 2015, to regain compliance with NASDAQ Listing Rule 5550(a)(2).
The Company is considering its options with respect to a plan to regain and sustain compliance with the applicable NASDAQ listing criteria and the presentation of such plan at a hearing before the Panel. The Company’s common shares will remain listed on NASDAQ pending any such hearing and the expiration of any extension granted by the Panel following the hearing. There can be no assurance that the Panel would grant the Company’s request for continued listing on NASDAQ.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

Exhibit 99.1	Press Release, dated July 17, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

By:    /s/ Walter A. Shephard
Walter A. Shephard
Chief Financial Officer

Dated: July 20, 2015

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated July 17, 2015.